Exhibit 99

Titan Announces Results of Tender Offer as of the Early Tender Time
and Amendments to its Tender Offer

QUINCY, Ill. - May 27, 2010 - Titan International, Inc. (NYSE: TWI) today announced the early tender results for its previously announced tender offer to purchase any and all of its issued and outstanding 8% Senior Unsecured Notes due 2012 (the “Senior Notes”) and the amendment of certain terms and conditions of such tender offer.

As of 5 p.m. New York City time on May 26, 2010, the previously announced early tender time (the “Early Tender Time”), according to information provided by the tender agent, $46,352,000 principal amount of the Senior Notes, representing 23.9% of the principal amount outstanding, had been validly tendered.

The tender offer expires at midnight New York City time on June 10, 2010, unless extended (“Expiration Time”). Holders of Senior Notes that were validly tendered prior to the Early Tender Time and that are accepted for payment will receive $1,050 per $1,000 principal amount of the Senior Notes (the “Total Consideration”), plus any accrued and unpaid interest up to, but not including, the applicable settlement date. Holders of Senior Notes that are validly tendered after the Early Tender Time but before the Expiration Time will receive $1,000 per $1,000 principal amount of the Senior Notes (the “Tender Offer Consideration”), plus any accrued and unpaid interest up to, but not including, the final settlement date.

Titan has waived the Financing Condition to the tender offer, as set forth in the offer to purchase. The tender offer had been conditioned on the completion of a private placement of Titan’s senior unsecured notes. Titan intends to finance the purchase of the Senior Notes pursuant to the tender offer and to pay all fees and expenses associated therewith from cash on hand.

In addition, Titan has amended the tender offer to waive the Minimum Tender Condition, as set forth in the offer to purchase and to grant holders the right to withdraw tendered Senior Notes prior to 5 p.m. New York City time on June 3, 2010, but not thereafter, unless such time is extended by Titan in its sole discretion (the “Withdrawal Deadline”).

Except as set forth below and as required by applicable law, Senior Notes tendered prior to the Withdrawal Deadline may only be withdrawn, in writing, prior to the Withdrawal Deadline and Senior Notes tendered after the Withdrawal Deadline and prior to the Expiration Time may not be withdrawn. In the event of a termination of the tender offer, all Senior Notes tendered pursuant to the tender offer will be promptly returned to the tendering holders.

For a withdrawal of a tender of Senior Notes to be effective, a written or facsimile transmission notice of withdrawal, or a properly transmitted “Request Message” through ATOP, must be received by the tender agent before the Withdrawal Deadline at its address set forth on the back cover of the offer to purchase. Any such written or facsimile notice of withdrawal must (i) specify the name of the person that tendered the Senior Notes to be withdrawn and, if different, the name of the record holder of such Senior Notes (or, in the case of Senior Notes tendered by book-entry transfer, the name of the participant for whose account such Senior Notes were tendered and such participant’s account number at DTC to be credited with the withdrawn Senior Notes), (ii) contain the description(s), CUSIP number(s) and the aggregate principal amount of the Senior Notes to be withdrawn and (iii) be signed by the holder of such Senior Notes in the same manner as the original signature on the letter of transmittal by which such Senior Notes were tendered (including any required signature guarantees), if any (or, in the case of Senior Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message), or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Senior Notes into the name of the person withdrawing such Senior Notes and (iv) if the letter of transmittal was executed by a person other than the holder, be accompanied by a properly completed irrevocable proxy that authorizes such person to effect such revocation on behalf of such holder. The signature(s) on the notice of withdrawal of any tendered Senior Notes must be guaranteed by a Medallion Signature Guarantor unless the relevant Senior Notes have been tendered for the account of an Eligible Institution. If the Senior Notes to be withdrawn have been delivered or otherwise identified to the tender agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected by the tender agent. Any Senior Notes validly withdrawn will be deemed to be not validly tendered for purposes of the tender offer.

Withdrawals of Senior Notes can be accomplished only in accordance with the foregoing procedures. Holders may not rescind their valid withdrawals of tendered Senior Notes. However, Senior Notes validly withdrawn may thereafter be retendered at any time at or prior to the Expiration Time by following the procedures described under “Terms of the Offer – Procedure for Tendering Notes” in the offer to purchase. Holders of any Senior Notes validly withdrawn and subsequently re-tendered after the Early Tender Time and that are accepted for purchase will be entitled to receive only the Tender Offer Consideration.

All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by Titan in its sole discretion, which determination shall be final and binding. None of Titan, the tender agent, the sole dealer manager, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

The tender offer is subject to the satisfaction or waiver of certain conditions, as more fully described in the offer to purchase. Subject to these conditions, Titan reserves the right to accept for purchase all Senior Notes validly tendered on or prior to the Early Tender Time and not validly withdrawn and to pay the total consideration on an early settlement date following the Withdrawal Deadline. If Titan does not exercise the option to settle on the early settlement date, holders of Senior Notes validly tendered, not validly withdrawn and accepted for payment will receive the Total Consideration or the Tender Offer Consideration, as applicable, on the final settlement date promptly following the Expiration Time. Titan may amend, extend or terminate the tender offer in its sole discretion. The complete terms and conditions of the tender offer are set forth in the offer to purchase and related letter of transmittal, and holders are urged to read such tender offer documents carefully.

The sole dealer manager for the tender offer is Goldman, Sachs & Co. Questions about the tender offer may be directed to the sole dealer manager at (800) 828-3182 (toll free). Copies of the offer to purchase and related letter of transmittal may be obtained from Global Bondholder Services Corporation, the information agent for the tender offer, at (866) 470-4300 (toll free).

The tender offer is being made solely by means of the offer to purchase and related letter of transmittal. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Senior Notes or any other securities of the company. No recommendation is made as to whether holders of the Senior Notes should tender their Senior Notes.

This press release includes forward-looking statements that involve risks and uncertainties, including risks as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications.

Contact: Courtney Leeser
Communications Coordinator
(217) 221-4489